Exhibit 99

For Immediate Release	For Further Information:
Steven R. Lewis, President & CEO David L. Mead, Chief Financial Officer
(330) 373-1221 Ext. 2279

First Place Financial Corp. to Present at the Keefe, Bruyette & Woods, Inc.

4th Annual Community Bank Investor Conference

Warren, Ohio July 28, 2003— (NASDAQ:FPFC) – First Place Financial Corp. President and Chief Executive Officer, Steven R. Lewis and Chief Financial Officer, David L. Mead, will make an investor presentation at the Keefe, Bruyette & Woods (KBW) 4th Annual Community Bank Investor Conference to be held July 29, 2003 through July 31, 2003 in New York, New York. The presentation by First Place Financial Corp. is scheduled to begin at 3:50 PM Eastern Time on July 30, 2003 and is expected to last 20 minutes.

The Company’s investor presentation at the conference will be available for viewing by live webcast and may be accessed at http://customer.nvglb.com/KEEF001/073003a_cy/. Additional information about the conference can be found at www.kbw.com. Anyone who intends to listen to the live webcast should go to the website at least fifteen minutes prior to the start of the presentation to register and to download and install any necessary software. Presentations will be archived up to 60 days following the event.

About First Place Financial Corp.

First Place Financial Corp. is a $1.6 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 24 retail locations and 12 loan production offices throughout the state of Ohio; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.net.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities

Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.